EXHIBIT 99.1

Unico American Corporation’s Principal Subsidiary, Crusader Insurance Company Placed in Conservation

Unico Receives Notice of Delisting from Nasdaq effective June 15. 2023

FOR IMMEDIATE RELEASE

CONTACT: Steven L. Shea

Chief Executive Officer

818/591-9800

Calabasas, CA, June 8, 2023 - Unico American Corporation (the “Company”) announced that the Insurance Commissioner of the State of California (the “Commissioner”) was appointed Conservator of its principal and only operating subsidiary, Crusader Insurance Company (“Crusader”), on June 7, 2023.

The Superior Court of California, Los Angeles County, Department 32 (the “Court”), entered an order (the “Order”) appointing the Commissioner as Conservator (the “Conservator”).  The Order was entered after consideration of the application in which the Commissioner asserted that Crusader is in a hazardous financial condition and that its continued business will be hazardous to its policyholders, creditors and the public. The Company and Crusader opposed the entry of Order. After consideration of the application and opposition, the Court accepted the determination of the Commissioner regarding the financial condition of Crusader.

The Order became effective immediately. Under the Order, the Conservator assumed control of the assets and business of Crusader. As a result of the Order, the Conservator will control and manage all powers related to the business and operations of Crusader while the Order is in place, including all actions ordinarily the responsibility of the directors, officers and managers of Crusader, except to the extent the Conservator may redelegate any such power. The Order further enjoins all persons from instituting, prosecuting or maintaining any action and or other legal proceedings against any of the property of Crusader or from interfering with the conduct of the business by the Conservator, except as may be expressly authorized by the Conservator.

The Company also announced that it has received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that as a result of filing by the Commissioner of the Verified Petition For Order Appointing the Insurance Commissioner as the Conservator of Crusader on May 31, 2023, the Nasdaq Staff has determined that the Company no longer has an operating business and that the Company is a “public shell” as that term is defined in Nasdaq Listing Rule 5101. The letter advises that Nasdaq will suspend trading of the common stock on June 15, 2023 and that Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission to effect the delisting of common stock unless the Company timely requests a hearing before a Nasdaq Hearings Panel (the “Panel”) to address the deficiencies discussed in the letter and in the deficiencies previously announced, and present a plan to regain compliance. The Company does not intend to appeal Nasdaq’s determination.

Following the removal of the Company’s common stock from listing and registration on Nasdaq, the common stock may then be immediately eligible to be quoted on the OTC Pink Market or Expert Market. To be quoted on one of these markets, a market maker must sponsor the security and comply with SEC Rule 15c2-11 before it can initiate a quote in a specific security. If the common stock is delisted from Nasdaq, there can be no assurance that a market maker will apply to quote the common stock or that the common stock will be quoted in the OTC Pink Market or Expert Market.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In this context, forward-looking statements are not historical facts and include statements about the Company’s plans, objectives, beliefs, and expectations. Forward-looking statements include statements preceded by, followed by, or that include the words “believes,” “expects,” “anticipates,” “seeks,” “plans,” “estimates,” “intends,” “projects,” “targets,” “should,” “could,” “may,” “will,” “can,” “can have,” “likely,” the negatives thereof or similar words and expressions.

Forward-looking statements are only predictions and are not guarantees of future performance. These statements are based on current expectations and assumptions involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These predictions are also affected by known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statement. Many of these factors are beyond the Company’s ability to control or predict. The Company’s actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors. Because of these and other risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, for any reason.